                                                                     Exhibit 2.1

                                                                  EXECUTION COPY




                        AGREEMENT AND PLAN OF REORGANIZATION


                                    BY AND AMONG

                                  INTRAWARE, INC.,

                              TANGO ACQUISITION CORP.,

                                INTERNET IMAGE, INC.

                                        AND

                           THE SHAREHOLDERS NAMED HEREIN

                            DATED AS OF OCTOBER 1, 1999

                                  TABLE OF CONTENTS

                                                                            PAGE
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
ARTICLE I THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

     1.1    THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.2    EFFECTIVE TIME . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.3    EFFECT OF THE MERGER . . . . . . . . . . . . . . . . . . . . . . 2
     1.4    ARTICLES OF INCORPORATION; BYLAWS. . . . . . . . . . . . . . . . 2
     1.5    DIRECTORS AND OFFICERS . . . . . . . . . . . . . . . . . . . . . 3
     1.6    EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
            CORPORATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 3
     1.7    DISSENTING SHARES. . . . . . . . . . . . . . . . . . . . . . . . 7
     1.8    SURRENDER OF CERTIFICATES. . . . . . . . . . . . . . . . . . . . 8
     1.9    NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK . . . . . . 9
     1.10   LOST, STOLEN OR DESTROYED CERTIFICATES . . . . . . . . . . . . .10
     1.11   TAKING OF NECESSARY ACTION; FURTHER ACTION . . . . . . . . . . .10
     1.12   TAX AND ACCOUNTING CONSEQUENCES. . . . . . . . . . . . . . . . .10

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL
     SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

     2.1    ORGANIZATION OF THE COMPANY. . . . . . . . . . . . . . . . . . .10
     2.2    SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.3    COMPANY CAPITAL STRUCTURE. . . . . . . . . . . . . . . . . . . .11
     2.4    AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.5    NO CONFLICT. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.6    CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.7    COMPANY FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . .13
     2.8    NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . .13
     2.9    NO CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.10   Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .16
     2.11   RESTRICTIONS ON BUSINESS ACTIVITIES. . . . . . . . . . . . . . .18
     2.12   TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES;
            CONDITION OF EQUIPMENT . . . . . . . . . . . . . . . . . . . . .18
     2.13   INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . .19
     2.14   AGREEMENTS, CONTRACTS AND COMMITMENTS. . . . . . . . . . . . . .23
     2.15   INTERESTED PARTY TRANSACTIONS. . . . . . . . . . . . . . . . . .24
     2.16   GOVERNMENTAL AUTHORIZATION . . . . . . . . . . . . . . . . . . .24
     2.17   LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     2.18   ACCOUNTS RECEIVABLE; INVENTORY . . . . . . . . . . . . . . . . .25


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                                 TABLE OF CONTENTS
                                    (CONTINUED)
                                                                            PAGE

     2.19   MINUTE BOOKS . . . . . . . . . . . . . . . . . . . . . . . . . .25
     2.20   ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . .25
     2.21   BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES . . . . . . . .26
     2.22   EMPLOYEE BENEFIT PLANS AND COMPENSATION. . . . . . . . . . . . .26
     2.23   INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     2.24   COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . .30
     2.25   WARRANTIES; INDEMNITIES. . . . . . . . . . . . . . . . . . . . .30
     2.26   COMPLETE COPIES OF MATERIALS . . . . . . . . . . . . . . . . . .31
     2.27   STATEMENTS; PROXY STATEMENT. . . . . . . . . . . . . . . . . . .31
     2.28   POOLING OF INTERESTS . . . . . . . . . . . . . . . . . . . . . .31
     2.29   REPRESENTATIONS COMPLETE . . . . . . . . . . . . . . . . . . . .31

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB . . . . . . . .32

     3.1    ORGANIZATION, STANDING AND POWER . . . . . . . . . . . . . . . .32
     3.2    AUTHORITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     3.3    NO CONFLICT. . . . . . . . . . . . . . . . . . . . . . . . . . .32
     3.4    CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     3.5    CAPITAL STRUCTURE. . . . . . . . . . . . . . . . . . . . . . . .33
     3.6    BROKERS' AND FINDERS' FEES . . . . . . . . . . . . . . . . . . .33
     3.7    STATEMENTS; PROXY STATEMENT. . . . . . . . . . . . . . . . . . .34
     3.8    POOLING OF INTERESTS . . . . . . . . . . . . . . . . . . . . . .34

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME . . . . . . . . . . . . . . .34

     4.1    CONDUCT OF BUSINESS OF THE COMPANY . . . . . . . . . . . . . . .34
     4.2    NO SOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE V ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . .37

     5.1    REGISTRATION STATEMENT; SHAREHOLDER APPROVAL . . . . . . . . . .37
     5.2    ACCESS TO INFORMATION. . . . . . . . . . . . . . . . . . . . . .38
     5.3    CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . .39
     5.4    EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     5.5    PUBLIC DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . .39
     5.6    CONSENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     5.7    FIRPTA COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . .40
     5.8    REASONABLE EFFORTS . . . . . . . . . . . . . . . . . . . . . . .40
     5.9    NOTIFICATION OF CERTAIN MATTERS. . . . . . . . . . . . . . . . .40
     5.10   ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. . . . . . . . . . .40
     5.11   EMPLOYEE PLANS . . . . . . . . . . . . . . . . . . . . . . . . .40
     5.12   EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . . . . .41
     5.13   RULE 145 AFFILIATE AGREEMENTS. . . . . . . . . . . . . . . . . .41


                                         -ii-
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                                 TABLE OF CONTENTS
                                    (CONTINUED)
                                                                            PAGE

     5.14   NO ACTIONS INCONSISTENT WITH TAX-FREE REORGANIZATION . . . . . .41
     5.15   NASDAQ LISTING . . . . . . . . . . . . . . . . . . . . . . . . .41
     5.16   FORM S-8 . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     5.17   ESTIMATED BALANCE SHEET AND CLOSING BALANCE SHEET. . . . . . . .41
     5.18   ISSUANCE OF OPTIONS. . . . . . . . . . . . . . . . . . . . . . .42
     5.19   CREDIT FACILITY. . . . . . . . . . . . . . . . . . . . . . . . .42
     5.20   TERMINATION, WAIVER AND RELEASE OF EMPLOYMENT AGREEMENTS . . . .42

ARTICLE VI CONDITIONS TO THE MERGER. . . . . . . . . . . . . . . . . . . . .42

     6.1    CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER . .42
     6.2    CONDITIONS TO OBLIGATIONS OF COMPANY AND THE PRINCIPAL
            SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .43
     6.3    CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. . . . . . . . .43

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. . .46

     7.1    SURVIVAL OF REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .46
     7.2    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .46
     7.3    ESCROW ARRANGEMENTS. . . . . . . . . . . . . . . . . . . . . . .46

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . .53

     8.1    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .53
     8.2    EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . .54
     8.3    AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .54
     8.4    EXTENSION; WAIVER. . . . . . . . . . . . . . . . . . . . . . . .54

ARTICLE IX GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . .55

     9.1    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
     9.2    INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . .57
     9.3    COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . .57
     9.4    ENTIRE AGREEMENT; ASSIGNMENT . . . . . . . . . . . . . . . . . .57
     9.5    SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . .57
     9.6    OTHER REMEDIES; SPECIFIC PERFORMANCE . . . . . . . . . . . . . .57
     9.7    GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .58
     9.8    RULES OF CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . .58
     9.9    ATTORNEYS FEES . . . . . . . . . . . . . . . . . . . . . . . . .58


                           INDEX OF EXHIBITS AND SCHEDULES


EXHIBIT        DESCRIPTION
-------        -----------
Exhibit A      Form of Voting Agreements

Exhibit B      Agreement of Merger

Exhibit C      Key Employees

Exhibit D-1    Company Disclosure Schedules

Exhibit D-2    Parent Disclosure Schedules

Exhibit E      Form of Legal Opinion of Counsel to the Company

Exhibit F      Form of Noncompetition Agreement

Exhibit G      Form of Rule 145 Affiliate Agreement



                        AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of October 1, 1999 among Intraware, Inc., a Delaware corporation ("PARENT"), Tango Acquisition Corp., a California corporation and a wholly-owned subsidiary of Parent ("SUB"), Internet Image, Inc., a California corporation (the "COMPANY"), and Andy Lee; Chao Ping Wang; Lung Chin Tsai and Ling Chu Tsai, Trustees of the TSAI FAMILY TRUST U/D/T dated May 20, 1998; and Lung Chin Tsai as an individual (collectively the "PRINCIPAL SHAREHOLDERS").

                                      RECITALS

     A. The Boards of Directors of each of the Company, Parent and Sub believe it is in the best interests of each company and their respective Shareholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

     B. Pursuant to the Merger, among other things, all of the issued and outstanding securities of the Company shall be converted into the right to receive Parent Common Stock (as defined herein). Parent will assume all outstanding stock options of the Company, and all outstanding warrants of the Company that are not exercised on or prior to the Closing Date shall be terminated.

     C. The Company and the Principal Shareholders, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

     D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     E. Concurrent with the execution of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement, the Principal Shareholders as well as Austin Jieh, William J. Almon, Steve Tsai, Apex Venture Capital Corporation, Pac-Link Fund, and Tai Yuen Venture Capital Investment Corporation (together, the "INVESTORS") are entering into Voting Agreements in the form of EXHIBIT A hereto with Parent (the "VOTING AGREEMENTS"), Andy Lee and Lung Tsai are entering into agreements not to compete with Parent (the "NONCOMPETITION AGREEMENTS") in the form of EXHIBIT F hereto.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                     ARTICLE I

                                     THE MERGER

      1.1 THE MERGER. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the California Corporations Code ("California Law"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

      1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to Section 8.1, the closing of the Merger (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation,
650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) in the form attached hereto as EXHIBIT B with the Secretary of State of the State of California (the "MERGER AGREEMENT"), in accordance with the applicable provisions of California Law (the time of acceptance by the Secretary of State of the State of California of such filing being referred to herein as the "EFFECTIVE TIME").

      1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

      1.4   ARTICLES OF INCORPORATION; BYLAWS.

            (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Articles of Incorporation of Sub shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; PROVIDED, HOWEVER, that
Section I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Internet Image, Inc."

            (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

      1.5 DIRECTORS AND OFFICERS. The directors of the Surviving Corporation immediately after the Effective Time shall be the directors of Sub immediately prior to the Effective Time, each to hold the office of director of the Surviving Corporation in accordance with the provisions of California Law and the Articles of Incorporation and Bylaws of the Surviving Corporation until their successors are duly qualified and elected. The officers of the Surviving Corporation immediately after the Effective Time shall be the officers of Sub immediately prior to the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation.

      1.6   EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
CORPORATIONS

            (a) CERTAIN DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following meanings:

                  "COMPANY CAPITAL STOCK" shall mean shares of Company Common Stock, Company Series A Preferred, Company Series B Preferred, Company Series C Preferred and shares of any other capital stock of the Company.

                  "COMPANY COMMON STOCK" shall mean shares of common stock of the Company.

                  "COMPANY PREFERRED STOCK" shall mean, collectively, shares of Company Series A Preferred, Company Series B Preferred and Company Series C Preferred.

                  "COMPANY SERIES A PREFERRED" shall mean shares of Series A Preferred Stock of the Company.

                  "COMPANY SERIES B PREFERRED" shall mean shares of Series B Preferred Stock of the Company.

                  "COMPANY SERIES C PREFERRED" shall mean shares of Series C Preferred Stock of the Company.

                  "ESTIMATED BALANCE SHEET" shall mean the estimated unaudited balance sheet of the Company dated the Closing Date, but delivered to Parent not fewer than three (3) business days prior to the Closing pursuant to Section 5.17, which shall be (i) prepared in accordance with GAAP (except that such unaudited balance sheet does not contain the footnotes required by GAAP) and prepared in good faith and based on reasonable assumptions and (ii) approved by Parent, which approval shall not be withheld unreasonably.

                  "ESTIMATED NET ASSETS" shall mean the amount by which total assets of the Company as determined in accordance with GAAP ("TOTAL ASSETS") exceeds total liabilities of the Company as determined in accordance with GAAP ("TOTAL LIABILITIES"), each as reflected in the Estimated Balance Sheet.

                  "ESTIMATED THIRD PARTY EXPENSES" shall mean Third Party Expenses (as defined in Section 5.4) of the Company on the Closing Date as estimated by the Company and the Principal Shareholders in good faith and based on reasonable assumptions (including any Third Party Expenses previously paid by the Company) as set forth in a letter delivered to Parent concurrently with the Estimated Balance Sheet (the "Estimated Third Party Expenses Letter")

                  "EXCHANGE RATIO" shall mean a number equal to the quotient obtained by dividing (i) the number of shares of Participating Stock Consideration by (ii) the number of Total Participating Shares.

                  "GAAP" shall mean U.S. generally accepted accounting principles consistent with the reporting practices and principles used by Parent from time to time for preparing its public filings under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  "KEY EMPLOYEES" shall mean those employees of the Company listed on EXHIBIT C hereto.

                  "KNOWLEDGE" shall mean what would be within the actual knowledge of a prudent person after reasonable investigation.

                  "MERGER SHARES" shall mean that number of shares of Parent Common Stock equal to the quotient obtained by dividing the Total Consideration by the Trading Price; provided however, that the number of shares shall neither be greater than 2,000,000 shares nor less than 1,250,000 shares.

                  "NET ASSETS" shall mean the amount equal to Total Assets of the Company minus Total Liabilities of the Company.

                  "PARENT COMMON STOCK" shall mean shares of the common stock, par value $.0001, of Parent.

                  "PARTICIPATING STOCK CONSIDERATION" shall mean the total number of Merger Shares minus the number of shares of Preferred Stock Consideration.

                  "SHAREHOLDER" shall mean each holder of any Company Capital Stock immediately prior to the Effective Time.

                  "TOTAL CONSIDERATION" shall mean an amount equal to $36.55 million minus: (i) the dollar amount by which Estimated Net Assets (irrespective of Estimated Third Party Expenses) are less than $250,000 and (ii) the dollar amount by which Estimated Third Party Expenses exceed $200,000.

                  "TOTAL OUTSTANDING SHARES" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise or conversion of all options, warrants and other rights (other than the Company Preferred Stock) to acquire or receive shares of Company Common Stock outstanding immediately prior to the Effective Time.

                  "TOTAL PARTICIPATING SHARES" shall mean the number equal to the Total Outstanding Shares plus the total number of shares of Company Common Stock issuable upon conversion of the shares of Company Series A Preferred, Company Series B Preferred and Company Series C Preferred issued and outstanding immediately prior to the Effective Time pursuant to the Articles of Incorporation of the Company as then in effect.

                  "TRADING PRICE" shall mean the average closing sales price of the Parent Common Stock as reported on the Nasdaq National Market for the ten
(10) consecutive trading days ending three (3) business days prior to the Closing Date.

            (b) EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any shares of the Company Capital Stock, each share of Company Common Stock, Company Series A Preferred, Company Series B Preferred and Company Series C Preferred issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Article 1.7) will be canceled and extinguished and be converted automatically into, the right to receive upon surrender of the certificate representing such share of Company Common Stock, Company Series A Preferred, Company Series B Preferred or Company Series C Preferred and upon the terms and subject to conditions set forth below and throughout this Agreement, including, without limitation, the escrow provisions set forth in Article VII and/or described in Section 1.8(b) hereof, the following:

                  (i) PREFERRED STOCK CONSIDERATION. Prior and in preference to any delivery of Parent Common Stock to holders of Company Common Stock, the holders of Company Series A Preferred, Company Series B Preferred and Company Series C Preferred will be entitled to receive the following; PROVIDED that, if the Total Consideration is insufficient to permit the receipt of such Merger Shares, then holders of Company Series A Preferred, Company Series B Preferred and Company Series C Preferred will be entitled to their pro rata share of the Merger Shares available in proportion to the respective amounts which would be received by them if the respective amounts were paid in full:

                        (A) Each share of Company Series C Preferred issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive that number of shares of Parent Common Stock equal to $2.25 divided by the Trading Price. Such number ($2.25 divided by the Trading Price) multiplied by the number of shares of Company Series

C Preferred issued and outstanding immediately prior to the Effective Time is herein referred to as the "SERIES C CONSIDERATION".

                        (B) Each share of Company Series B Preferred issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive that number of Shares of Parent Common Stock equal to $1.50 divided by the Trading Price. Such number ($1.50 divided by the Trading Price) multiplied by the number of shares of Company Series B Preferred issued and outstanding immediately prior to the Effective Time is herein referred to as the "SERIES B CONSIDERATION".

                        (C) Each share of Company Series A Preferred issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive that number of Shares of Parent Common Stock equal to $0.25 divided by the Trading Price. Such number ($0.25 divided by the Trading Price) multiplied by the number of shares of Company Series A Preferred issued and outstanding immediately prior to the Effective Time is herein referred to as "SERIES A CONSIDERATION," and collectively with the Series B Consideration and the Series C Consideration, the "PREFERRED STOCK CONSIDERATION."

                  (ii) PARTICIPATING CONSIDERATION. After payment of amounts pursuant to Section 1.6(b)(i), the Participating Stock Consideration, if any, shall be distributed as follows:

                        (A) Each share of Company Common Stock, issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive the number of shares of Parent Common Stock equal to the Exchange Ratio.

                        (B) Each share of Company Series A Preferred, Company Series B Preferred and Company Series C Preferred issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the number of shares of Parent Common Stock equal to the Exchange Ratio multiplied by the number of shares of Company Common Stock issuable upon conversion of such respective share of Company Series A Preferred, Company Series B Preferred and Company Series C Preferred immediately prior to the Effective Time pursuant to the Articles of Incorporation of the Company as then in effect.

            (c) COMPANY STOCK OPTIONS AND WARRANTS TO PURCHASE COMPANY CAPITAL STOCK.

                  (i) At the Effective Time, each outstanding option or warrant to purchase shares of Company Common Stock issued pursuant to the Company's 1997 Stock Option Plan and the Company's NSO Stock Option Plan (each, a "STOCK OPTION PLAN") or otherwise (each a "COMPANY OPTION"), whether or not exercisable, will be assumed by Parent. Each Company Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions governing such Company Option immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Parent will issue to each holder of an outstanding Company Option a notice describing the foregoing assumption of such Company Options by Parent.

                  (ii) Prior to the Effective Time, the Company shall take all action necessary to effect the transactions anticipated by this Section 1.6(c) under all Company Option agreements and any outstanding warrants and any other plan or arrangement of the Company.

            (d) CAPITAL STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

            (e) FRACTIONAL SHARES. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock (including Company Capital Stock issuable upon exercise of outstanding Company Options at the Effective Time) who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive one whole share of Parent Common Stock.

      1.7         DISSENTING SHARES.

            (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive the consideration for Company Capital Stock pursuant to
Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by California Law.

            (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her appraisal rights, then, as of the later of Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for

Company Capital Stock as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

            (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of California Law and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall be entitled to recover under the terms of Article VII hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares.

      1.8   SURRENDER OF CERTIFICATES.

            (a) EXCHANGE AGENT. The Corporate Secretary of Parent or an institution selected by Parent and reasonably satisfactory to the Company shall serve as exchange agent (the "EXCHANGE AGENT") in the Merger.

            (b) PARENT TO PROVIDE SHARES. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, Certificates representing the shares of Parent Common Stock and any dividends or distributions to which Shareholder may be entitled pursuant to Section 1.8(d) in exchange for all of the outstanding shares of Company Capital Stock PROVIDED, HOWEVER, that on behalf of the Shareholders, pursuant to
Section 7.3 hereof, Parent shall deposit into an escrow account ten percent (10%) of the Merger Shares issued to the Escrow Agent pursuant to Section 1.6(b) on behalf of the Shareholders (the "ESCROW AMOUNT"). The portion of the Escrow Amount contributed on behalf of each Shareholder shall be in proportion to the aggregate number of Merger Shares which such Shareholder would otherwise be entitled to receive in the Merger by virtue of ownership of outstanding shares of Company Capital Stock.

            (c) EXCHANGE PROCEDURES. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6 and any dividends or other distributions payable pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and any dividends or other distributions payable pursuant to Section 1.8(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and any dividends or distributions payable pursuant to Section 1.8(d).

            (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

            (e) TRANSFERS OF OWNERSHIP. If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

            (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

      1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY CAPITAL STOCK. All consideration paid in respect of the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

      1.10 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and other amounts, if any, as may be required pursuant to Section 1.8(d); PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

      1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent and Sub, the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

      1.12 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"). It is intended by the parties hereto that the Merger be treated as a pooling of interests for financial accounting purposes.

                                      ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                           AND THE PRINCIPAL SHAREHOLDERS

      Each of the Company and the Principal Shareholders hereby, severally and not jointly, represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Section and paragraph numbers) supplied by the Company and the Principal Shareholders to Parent and attached hereto as EXHIBIT D-1 (the "DISCLOSURE SCHEDULE"), that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

      2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified could have a Company Material Adverse Effect. For all purposes of this Agreement, the term "COMPANY MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise), results of operations of the Company taken as a whole. The

Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent. Section 2.1 of the Disclosure Schedule lists the directors and officers of the Company. The operations now being conducted by the Company have not been conducted under any other name.

      2.2 SUBSIDIARIES. The Company does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares in the capital of or any interest in, or control, directly or indirectly, any corporation, partnership, association, joint venture or other business entity.

      2.3   COMPANY CAPITAL STRUCTURE.

            (a) The authorized Company Capital Stock consists of Twenty Million, (20,000,000) shares of authorized Company Common Stock, no par value, of which 3,602,270 shares are issued and outstanding as of the date hereof, and Eight Million, Six Hundred Thirty-Seven Thousand, Seven Hundred Eighty-One (8,637,781) shares of Preferred Stock, no par value, of which 2,330,000 shares are designated Series A Preferred Stock, of which 2,330,000 shares are issued and outstanding as of the date hereof, 1,863,337 shares are designated Series B Preferred Stock, 1,863,337 shares of which are issued and outstanding as of the date hereof, and 4,444,444 shares are designated Series C Preferred Stock, of which 1,115,004 shares are issued and outstanding as of the date hereof. The Company Capital Stock is held by the persons, with the record addresses and in the amounts set forth in Section 2.3(a) of the Disclosure Schedule. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound and have been issued in compliance with federal and state securities laws. There are no declared or accrued unpaid dividends with respect to any shares of the Company's Capital Stock. The Company has no other capital stock authorized, issued or outstanding.

            (b) Except for the Stock Option Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 1,442,000 shares of Company Common Stock for issuance to employees and consultants pursuant to the 1997 Stock Option Plan, 634,294 shares of which are subject to outstanding unexercised options as of the date hereof and 400,000 shares of Company Common Stock for issuance to a consultant pursuant to the NSO Stock Option Plan, 300,000 shares of which are subject to outstanding unexercised options as of the date hereof. Except as set forth on Section 2.3(b) of the Disclosure Schedule, there is no outstanding Company Capital Stock which is subject to vesting.
Section 2.3(b) of the Disclosure Schedule sets forth for each outstanding Company Option, the name and the domicile address of the holder, the number of shares of Company Common Stock subject to such Company Option, the exercise price of such Company Option, the vesting schedule of such Company Option including the extent to which such Company Option has vested to the date hereof and whether the vesting of such Company Option will be accelerated by reason of the transactions contemplated by this Agreement, and whether such Company Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Section 2.3(b) of the Disclosure Schedule also sets forth the name of the holder of any Company Capital Stock subject to vesting, the number of shares of Company Capital Stock subject to vesting and the vesting schedule for such Company Capital Stock, including the extent vested to date. Except as set forth on Section 2.3(b) of the Disclosure Schedule, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, Parent will be the sole record and beneficial owner of all outstanding Company Capital Stock and all rights to acquire or receive any Company Capital Stock, whether or not such Company Capital Stock is outstanding.

      2.4 AUTHORITY. Each of the Company and the Principal Shareholders has all requisite power and authority to enter into this Agreement and any Related Agreements (as defined below) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company or the Principal Shareholders to authorize the Agreement, any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Shareholders. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and any Related Agreements to which the Company or the Principal Shareholders is a party have been duly executed and delivered by the Company or the Principal Shareholders, as the case may be, and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligation of the Company and the Principal Shareholders, as the case may be, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies. The "RELATED AGREEMENTS" shall mean all such ancillary agreements required in this Agreement to be executed and delivered in connection with the transactions contemplated hereby, including the Noncompetition Agreements, the Rule 145 Affiliate Agreements (as defined in Section 5.13) and the Voting Agreements.

      2.5 NO CONFLICT. The execution and delivery of this Agreement and any Related Agreements to which the Company or the Principal Shareholders are a party by either the Company or the Principal Shareholders do not, and, the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation and Bylaws of the Company, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which the Company or the Principal Shareholders or any of their respective properties or assets (including intangible assets) are subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Principal Shareholders or their respective properties or assets.

      2.6 CONSENTS. Except as set forth on Schedule 2. 6, no consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company or the Principal Shareholders in connection with the execution and delivery of this Agreement and any Related Agreements to which the Company or the Principal Shareholders is a party or the consummation of the transactions contemplated hereby and thereby, except for
(i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and
(ii) the filing of the Merger Agreement with the Secretary of State of the State of California.

      2.7 COMPANY FINANCIAL STATEMENTS. Schedule 2. 7 of the Disclosure Schedule sets forth the Company's unaudited balance sheets as of June 30, 1999 and June 30, 1998 and the related unaudited statements of income and cash flow for the twelve-month periods ended June 30, 1999, June 30, 1998 and June 30, 1997 (the "YEAR-END FINANCIALS") and the Company's unaudited balance sheets as of August 31, 1999, and the related unaudited statements of income and cash flow for the two months then ended (the "INTERIM FINANCIALS"). The Year-End Financials and the Interim Financials are correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other except for the absence of footnotes thereto. The Year-End Financials and Interim Financials present fairly the financial condition and consolidated operating results of the Company as of the dates and during the periods indicated therein, subject in the case of the Interim Financials, to normal year-end adjustments, which will not be material in amount or significance. The Company's unaudited Balance Sheet as of August 31, 1999 shall be hereinafter referred to as the "CURRENT BALANCE SHEET." On the Closing Date, the Company's Net Assets will be greater than the lesser of (A) $250,000, or (B) Estimated Net Assets (each exclusive of $200,000 of Third Party Expenses (as defined in Section 5.4)).

      2.8 NO UNDISCLOSED LIABILITIES. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since August 31, 1999, none of which is material to the business, results of operations or condition (financial or otherwise) of the Company.

      2.9 NO CHANGES. Since August 31, 1999, there has not been, occurred or arisen any:

            (a) amendments or changes to the Articles of Incorporation or Bylaws of the Company;

            (b) capital expenditure or commitment by the Company, exceeding $25,000 individually or $100,000 in the aggregate;

            (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

            (d) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (f)   revaluation by the Company of any of its assets;

            (g) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of its capital stock;

            (h) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company of a bonus or other additional salary or compensation to any such person;

            (i) except in the ordinary course of business in accordance with past custom and practice any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which they or any of its assets (including intangible assets) are bound or any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound;

            (j) except as set forth on Schedule 2.9(j), sale, lease, license or other disposition of any of the assets or properties of the Company or any creation of any security interest in such assets or properties;

            (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practice;

            (l) except in the ordinary course of business in accordance with past custom and practice waiver or release of any right or claim of the Company including any write-off or other compromise of any account receivable of the Company;

            (m) the commencement or notice or threat or reasonable basis therefor of any lawsuit or, to the Company's or the Principal Shareholders' Knowledge, proceeding or investigation against the Company or its affairs;

            (n) Knowledge of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.13) or of infringement by the Company, of any other person's Intellectual Property (as defined in Section 2.13);

            (o) issuance or sale, or contract to issue or sell, by the Company of any shares of its capital stock or securities exchangeable, convertible or exercisable therefor, or any securities, warrants, options or rights to purchase any of the foregoing, except pursuant to the Company's Stock Option Plans;

            (p) except commercial licenses in the ordinary course of business in accordance with past custom and practice (i) sale or license of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity or (ii) purchase or license of any Intellectual Property or entering into of any agreement with respect to the Intellectual Property of any person or entity or (iii) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (q) any event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect;

            (r) any transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices; or

            (s) negotiation or agreement by the Company or any officer or employee thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

      2.10  Tax Matters.

            (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b)   TAX RETURNS AND AUDITS.

                  (i) As of the Effective Time, each of the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                  (ii) As of the Effective Time, each of the Company (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld and have timely paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable laws, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods covered by the Current Balance Sheet and will not have incurred any liability for Taxes for the period prior to the Effective Time other than in the ordinary course of business.

                  (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, assessed or proposed against the Company nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                  (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal and state income and all state sales and use Returns for the Company filed for all periods since its inception.

                  (vii) There are (and immediately following the Effective Time there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "LIENS") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                  (viii) Neither the Company nor the Principal Shareholders has Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                  (ix) None of the Company's assets are treated as "tax-exempt use property", within the meaning of Section 168(h) of the Code.

                  (x) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible as an expense under applicable law.

                  (xi)   The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                  (xii) The Company (A) has never been a member of an affiliated group filing a consolidated federal income Tax Return (other than a consolidated group the common parent of which is the Company), (B) has never been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding and does not owe any amount under any such agreement, other than this Agreement, (C) is not liable for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (D) has never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

                  (xiii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                  (xiv) The Company is not and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of
Section 897(c)(2) of the Code.

                  (xv) No adjustment relating to any Return filed by the Company and no claim by a tax authority in a jurisdiction in which the Company does not file returns that the Company may be subject to taxation by such jurisdiction has been proposed formally or, to the knowledge of the Company or the Principal Shareholders, informally by any tax authority to the Company or any representative thereof.

                  (xvi) The Company has never constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

            (c) EXECUTIVE COMPENSATION TAX. There is no contract, agreement, plan or arrangement to which the Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company, individually or collectively, that could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

      2.11 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may have the effect of prohibiting or impairing any business practice of the Company any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

      2.12 TITLE OF PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

            (a) The Company does not own any real property, nor has either ever owned any real property. Section 2.12(a) of the Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their respective tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except as reflected in the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

            (c) Section 2.12(c) of the Disclosure Schedule lists all material items of equipment (the "EQUIPMENT") owned or leased by the Company and such Equipment is, (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

            (d) The Company has sole and exclusive ownership, free and clear of any Liens, of all customer files and other customer information relating to customers of the Company's current and former customers (the "CUSTOMER INFORMATION"). No person other than the Company possesses any claims or rights with respect to use of the Customer Information.

      2.13  INTELLECTUAL PROPERTY.

            (a) For the purposes of this Agreement, the following terms have the following definitions:

                  "INTELLECTUAL PROPERTY" shall mean any or all of the following
(i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works, (ii) inventions (whether or not patentable), improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites,
(vii) tools, methods and processes, and (viii) all media in which any of the foregoing is embodied.

                  "INTELLECTUAL PROPERTY RIGHTS" shall mean worldwide common law and statutory rights associated with (i) patents and patent applications,
(ii) copyrights, copyrights registrations and copyrights applications and "moral" rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable) now existing or hereafter filed, issued or acquired.

                  "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company.

                  "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean Intellectual Property Rights that have been registered, filed, certified or otherwise perfected by recordation with any state, government or other public legal authority.

            (b) Section 2.13(b) of the Disclosure Schedule lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights.

            (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in Section 2.13(b) of the Disclosure Schedule and all Intellectual Property licensed to the Company, is free and clear of any Liens or other encumbrances. The Company is the exclusive owner of all Company Intellectual Property.

            (d) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, paid, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

            (e) The Company has not transferred ownership of or granted any license, other than as listed in Section 2.13(g) of the Disclosure Schedules of or right to use or authorized the retention of any rights to use any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person.

            (f) The Company Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in and/or necessary to the conduct of the business of the Company as it currently is conducted, planned or is reasonably contemplated to be conducted, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and services (including products, technology or services currently under development); provided, however, that this representation shall not be construed to be a representation or warranty about the success or timeliness of any product development proposed to be conducted.

            (g) Other than "shrink-wrap" and similar widely available commercial end-user licenses, the contracts, licenses and agreements listed in
Section 2.13(g) of the Disclosure Schedule include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property and Intellectual Property Rights. No person who has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements made by the Company in such Intellectual Property which has been licensed to the Company.

            (h) Section 2.13(h) of the Disclosure Schedule lists all contracts, licenses and agreements between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property Rights of any person other than the Company.

            (i) The operation of the business of the Company as it currently is conducted or is reasonably contemplated to be conducted, including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company does not infringe or misappropriate the Intellectual Property Rights of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company or the Principal Shareholders aware of any basis therefor).

            (j) Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. There are no actions that must be taken by the Company within sixty (60) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property. For each product, technology or service of the Company that constitutes or includes a copyrightable work, the Company has registered the copyright in the latest version of such work with the U.S. Copyright Office. In each case in which the Company has acquired any Intellectual Property rights from any person, the Company as obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company and, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

            (k) To the Knowledge of the Company and the Principal Shareholders, no person is infringing or misappropriating any Company Intellectual Property.

            (l) No Company Intellectual Property, Intellectual Property Rights or service of the Company is subject to any proceeding or outstanding decree, order, judgement, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

            (m) All of the Company's products (including products currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). All of the Company's products (i) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000 and
(ii) will be interoperable with other products used and distributed by Parent that may deliver records to the Company's products or receive records from the Company's products, or interact with the Company's products, including but not limited to back-up and archived data.

            (n) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property under which there is any dispute known to the Company or the Principal Shareholders regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

            (o) Each of the Company has taken all steps that are reasonably required to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, each of the Company has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company have executed such an agreement.

            (p) No (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise, to the Company's knowledge violates any law or regulation.

      2.14  AGREEMENTS, CONTRACTS AND COMMITMENTS.

            (a) Except as set forth in Sections 2.13(g), 2.13(h), 2.14(a) or 2.22(b) of the Disclosure Schedule, the Company is not a party to nor is either bound by:

                  (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                  (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                  (iii)  any fidelity or surety bond or completion bond,

                  (iv) any lease of personal property having a value individually in excess of $25,000 or $100,000 in the aggregate,

                  (v) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                  (vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 individually or $100,000 in the aggregate,

                  (vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                  (viii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

                  (ix) any purchase order or contract for the purchase of materials involving in excess of $25,000 individually or $100,000 in the aggregate,

                  (x)    any construction contracts,

                  (xi) any dealer, distribution, joint marketing or development agreement,

                  (xii) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services, or

                  (xiii) any other agreement, contract or commitment that involves $25,000 individually or $100,000 in the aggregate or more or is not cancelable without penalty within thirty (30) days.

            (b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract, covenant, instrument, lease, license or commitment to which it is not a party or by which either of them is bound (collectively a "CONTRACT"), nor is the Company or the Principal Shareholders aware of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and is not subject to any default thereunder by any party obligated to the Company pursuant thereto. The Company has obtained, or will obtain prior to the Closing Date, all necessary consents, waivers and approvals of parties to any Contract as are required thereunder in connection with the Merger or for such Contracts to remain in effect without modification after the Closing. Following the Effective Time, each of the Company will be permitted to exercise all of their rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay had the transactions contemplated by this Agreement not occurred.

      2.15 INTERESTED PARTY TRANSACTIONS. No officer, director or Shareholder (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services or (iii) a beneficial interest in any Contract; PROVIDED, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 2. 15.

      2.16 GOVERNMENTAL AUTHORIZATION. Section 2. 16 of the Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of their properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "COMPANY AUTHORIZATIONS"). The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

      2.17 LITIGATION. There is no action, suit, claim or proceeding of any nature pending, or, to the Company's or the Principal Shareholders' Knowledge, threatened, against the Company, or its properties (tangible or intangible) or any of its officers or directors, nor, to the Knowledge of the Company or the Principal Shareholders, is there any reasonable basis therefor. To the Company's or the Principal Shareholders' Knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors (nor, to the best Knowledge of the Company or the Principal Shareholders, is there any reasonable basis therefor) by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted.

      2.18  ACCOUNTS RECEIVABLE; INVENTORY.

            (a) The Company has made available to Parent a list of all accounts receivable of the Company as of August 31, 1999 along with a range of days elapsed since invoice.

            (b) All accounts receivable arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Current Balance Sheet. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

            (c) All of the inventories of the Company reflected on the Company Financials and the Company's books and records were purchased, acquired or produced in the ordinary and regular course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company consistent with the method of treating said items in prior periods. None of the inventory of the Company reflected on the Company Financials or on the Company's books and records (in either case net of the reserve therefor) is obsolete, defective or in excess of the needs of the business of the Company reasonably anticipated for the normal operation of the business consistent with past practices and outstanding customer contracts. The presentation of inventory on the Company Financials conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

      2.19 MINUTE BOOKS. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain a reasonably accurate summary of all meetings of the Board of Directors (or committees thereof) of the Company and its respective shareholders or actions by written consent since the time of incorporation of the Company.

      2.20  ENVIRONMENTAL MATTERS.

            (a) HAZARDOUS MATERIAL. The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased;

or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Company or, to the Company's or the Principal Shareholders' Knowledge, as a result of any actions of any other person or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, nor has either of them disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) PERMITS. The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities, respectively, and other businesses of the Company as such activities and businesses are currently being conducted.

            (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's or the Principal Shareholders' Knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. Neither the Company nor the Principal Shareholders is aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

      2.21 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby.
Section 2.21 of the Disclosure Schedule sets forth the Company's current reasonable estimate of all Estimated Third Party Expenses. The Company's Third Party Expenses shall not exceed the greater of $200,000 or Estimated Third Party Expenses.

      2.22  EMPLOYEE BENEFIT PLANS AND COMPENSATION.

            (a)   The following terms shall have the meanings set forth below:

                  (i) "AFFILIATE" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                  (ii) "EMPLOYEE PLAN" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                  (iii) "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                  (iv)   "DOL" shall mean the Department of Labor;

                  (v) "EMPLOYEE" shall mean any current or former employee, consultant or director of the Company or any Affiliate;

                  (vi) "EMPLOYEE AGREEMENT" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                  (vii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                  (viii) "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

                  (ix)   "IRS" shall mean the Internal Revenue Service;

                  (x) "PBGC" shall mean the Pension Benefit Guaranty Corporation; and

                  (xi) "PENSION PLAN" shall mean each Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

            (b) SCHEDULE. Schedule 2.22(b) contains an accurate and complete list of each Employee Plan and each Employee Agreement under each Employee Plan or Employee Agreement. The Company has no plan or commitment to establish any new Employee Plan or Employee Agree-ment, to modify any Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Employee Plan or Employee Agreement.

            (c) DOCUMENTS. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Employee Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan;
(iii) if the Employee Plan is funded, the most recent annual and periodic accounting of Employee Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Employee Plan; (v) all material written agreements and contracts relating to each Employee Plan, including, but not limited to, administrative service agreements and group insurance contracts;
(vi) all communications material to any Employee or Employees relating to any Employee Plan and any proposed Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company; (vii) all correspondence to or from any governmental agency relating to any Employee Plan; (viii) all COBRA forms and related notices; (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Employee Plan; (x) all discrimination tests for each Employee Plan for the most recent plan year; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Employee Plan.

            (d) EMPLOYEE PLAN COMPLIANCE. (i) The Company has performed all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Employee Plan, and each Employee Plan has been established and maintained in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan; (iv) each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses); (v) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or the Principal Shareholders or any Affiliates, threatened by the IRS or DOL with respect to any Employee Plan; and
(vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

            (e) NO PENSION PLANS. Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan.

            (f) NO POST-EMPLOYMENT OBLIGATIONS. No Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

            (g) COBRA. Neither the Company nor any Affiliate has, prior to the Effective Time, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

            (h) EFFECT OF TRANSACTION. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

            (i) EMPLOYMENT MATTERS. The Company: (i) is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees;
(iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

            (j) LABOR. No work stoppage or labor strike against the Company is pending, or to the knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company or the Principal Shareholders, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has either been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

            (k) NO INTERFERENCE OR CONFLICT. To the knowledge of the Company and the Principal Shareholders, no shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or presently proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted, will, to the Company's and the Principal Shareholders' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

      2.23 INSURANCE. Section 2. 23 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company is otherwise in compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Neither the Company nor the Principal Shareholders has Knowledge of any threatened termination of, or premium increase with respect to, any of such policies.

      2.24 COMPLIANCE WITH LAWS. The Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any material foreign, federal, state or local statute, law or regulation.

      2.25 WARRANTIES; INDEMNITIES. Except for the warranties and indemnities contained in (i) those contracts and agreements set forth in Section 2. 13(g) of the Disclosure Schedule and (ii) the Company's shrink wrap license agreements substantially in the form set forth in Section 2.13(d) of the Disclosure Schedule, the Company has not given any warranties or indemnities relating to products or technology sold or licensed or services rendered by the Company.

      2.26 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

      2.27 STATEMENTS; PROXY STATEMENT. The information supplied by the Company for inclusion in the Registration Statement (as defined in Section 5. 1(a)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act of 1933, as amended (the "SECURITIES ACT"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by the Company for inclusion in the Proxy Statement (as defined in Section 5.1(a)) to be sent to the Shareholders shall not, on the date the Proxy Statement is first mailed to the Shareholders and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for approval of the this Agreement which has become false or misleading. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

      2.28 POOLING OF INTERESTS. To the knowledge of the Company and the Principal Shareholders, based on consultation with the Company's independent accountants, neither the Company nor any of its directors, officers or affiliates has taken any action which would interfere with (i) Parent's ability to account for the Merger as a pooling of interests for financial accounting purposes or (ii) Parent's, Surviving Corporation's or the Company's ability to continue to account for as a pooling of interests any past acquisition by the Company currently accounted for as a pooling of interests.

      2.29 REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Company or the Principal Shareholders (as modified by the Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by the Company or the Principal Shareholders pursuant to this Agreement or furnished in or in connection with documents mailed or delivered to the Shareholders for use in soliciting their consent to this Agreement and the Merger contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      Parent and Merger Sub represent and warrant to the Company that on the date hereof, and as of the Effective Time as though made on the date hereof, except as otherwise disclosed on the Parent Disclosure Schedules attached hereto as EXHIBIT D-2 as follows:

      3.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated hereby. Parent has made available a true and correct copy of the Certificate of Incorporation and Bylaws of Parent and the Articles of Incorporation and Bylaws of Sub, as amended to date, to counsel for the Company. For all purposes of this Agreement, the term "PARENT MATERIAL ADVERSE EFFECT" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of Parent and its subsidiaries taken as a whole.

      3.2 AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      3.3 NO CONFLICT. The execution and delivery of this Agreement and any Related Agreements to which it is a party do not, and, the consummation of the transactions contemplated hereby will not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a Conflict under (i) any provision of the Certificate of Incorporation, as amended, and Bylaws of Parent or Sub, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been filed as an exhibit to Parent's filings under the Securities Act or the Exchange Act or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or its properties or assets, except where such Conflict will not have a Parent Material Adverse Effect.

      3.4 CONSENTS. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws and such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect.

      3.5   CAPITAL STRUCTURE.

            (a) The authorized stock of Parent consists of 250,000,000 shares of Common Stock, $.0001 par value, of which 24,310,821 shares were issued and outstanding as of September 29, 1999, and 10,000,000 shares of undesignated Preferred Stock, $.0001 par value. No shares of Preferred Stock are issued or outstanding. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, $.001 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares of Parent and Sub have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved 6,903,144 shares of Common Stock for issuance pursuant to its employee and director stock and option and stock purchase plans. Except as set forth in Section 3.5 of the Parent Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

            (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the Articles of Incorporation or Bylaws of Parent or Sub or any agreement to which Parent or Sub is a party or is bound.

      3.6 BROKERS' AND FINDERS' FEES. The Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

      3.7 STATEMENTS; PROXY STATEMENT. The information supplied by Parent for inclusion in the Registration Statement (as defined in Section 5. 1(a)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by Parent for inclusion in the Proxy Statement (as defined in Section 5.1(a)) to be sent to the Shareholders shall not, on the date the Proxy Statement is first mailed to the Shareholders and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies or consents for approval of the this Agreement which has become false or misleading. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

      3.8 POOLING OF INTERESTS. To its knowledge, based on consultation with its independent accountants, neither Parent nor any of its directors, officers or affiliates has taken any action which would interfere with Parent's ability to account for the Merger as a pooling of interests for financial accounting purposes.


                                     ARTICLE IV

                        CONDUCT PRIOR TO THE EFFECTIVE TIME

      4.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of the Company and the Principal Shareholders agree (except to the extent that Parent shall otherwise consent in writing), to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use their reasonable best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly contemplated by this Agreement as set forth in
Section 4.1 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent:

            (a) Make any expenditures or enter into any commitment or transaction exceeding $25,000 individually or $100,000 in the aggregate or any commitment or transaction of the type described in Section 2.9 hereof;

            (b) Sell any Company Intellectual Property or enter into any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity,
(ii) buy any Intellectual Property or enter into any agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement with respect to development of any Intellectual Property with a third party;

            (c) Sell or enter into any license agreement with respect to the Company Intellectual Property with any person or entity or buy or enter into any license agreement with respect to the Intellectual Property of any person or entity;

            (d) Transfer to any person or entity any rights to the Company Intellectual Property;

            (e) Enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

            (f) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

            (g)   Commence or settle any litigation;

            (h) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of the capital stock of the Company (or options, warrants or other rights exercisable therefor);

            (i) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities.

            (j) Cause or permit any amendments to its Articles of Incorporation or Bylaws;

            (k) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

            (l) Sell, lease, license or otherwise dispose of any of its properties or assets, except properties or assets which are not Intellectual Property in the ordinary course of business and consistent with past practices;

            (m) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

            (n) Grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

            (o) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

            (p) Adopt any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

            (q) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (r) Pay, discharge or satisfy, in an amount in excess of $25,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Balance Sheet;

            (s) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

            (t) Enter into any strategic alliance or joint marketing arrangement or agreement;

            (u) Other than as specifically requested in writing by Parent, accelerate the vesting schedule of any of the outstanding Company Options or Company Capital Stock;

            (v)   Hire or terminate employees or encourage employees to resign;
or

            (w) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (v) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

      4.2 NO SOLICITATION. Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 8.
1 hereof, neither the Company nor any of the Principal Shareholders (nor will the Company nor any of the Principal Shareholders permit any of their respective officers, directors, agents, representatives or affiliates, as applicable, to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any negotiations or discussions with respect to, any offer or proposal to acquire all, substantially all or a significant portion of the Company's business, properties or technologies or any portion of the Company's capital stock (whether or not outstanding) whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties or afford to any person or entity access to its properties, technologies, books or records, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company's capital stock or assets, or (d) enter into any agreement with any person providing for the acquisition of all or any significant portion of the Company (whether by way of merger, purchase of assets, tender offer or otherwise). In addition to the foregoing, if the Company or any of the Principal Shareholders receives, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request relating to any of the above, the Company or the Principal Shareholders, as applicable, shall immediately notify Parent thereof, including information as to the identity of the offer or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                     ARTICLE V

                               ADDITIONAL AGREEMENTS

      5.1   REGISTRATION STATEMENT; SHAREHOLDER APPROVAL.

            (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, a proxy statement (the "PROXY STATEMENT"), and Parent will prepare and file with the SEC a registration statement on Form S-4 (the "REGISTRATION STATEMENT") in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement and the Registration Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement and the Registration Statement. Each of the Company and Parent shall use its respective reasonable best efforts to respond to any comments of the SEC and have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Company will cause the Proxy Statement to be mailed to the Shareholders, at the earliest practicable time and in no event later than 10 days after the Registration Statement is declared effective by the SEC, subject to Parent approval. As promptly as practicable after the date of this Agreement, the Company and Parent will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of the Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to the Shareholders, such amendment or supplement.

            (b) The Company shall promptly submit this Agreement and the transactions contemplated hereby to its Shareholders for approval and adoption as provided by California Law, its Articles of Incorporation and Bylaws. The Company shall use its best efforts to obtain the consent of its Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as soon as possible. The materials submitted to the Company's Shareholders shall have been subject to review and approval by Parent and include information regarding the Company, the terms of the Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

      5.2 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of the Company's properties, books, contracts, commitments and records, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request and (c) all key employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including by returns and supporting documentation) promptly upon request. Parent shall provide the Company with copies of such publicly available information about Parent as the Company may request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

      5.3 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5. 2, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transaction contemplated hereby shall be governed by the terms of the Confidential Disclosure Agreement effective dated June 8, 1999, as amended
June 16, 1999, between the Company and Parent.

      5.4   EXPENSES.

            (a) Except as set forth in Section 5.4(b), whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

            (b) In the event that the Merger is consummated, Parent agrees to bear $200,000 of those Third Party Expenses incurred by the Company (which $200,000 limitation shall include any Third Party Expenses paid by the Company prior to the Effective Time), and the Company and the Principal Shareholders agree that Parent shall have full recourse to the Escrow Fund (as defined herein) for of all Third Party Expenses of the Company that exceed the greater of Estimated Third Party Expenses or $200,000.

            (c) The Company shall deliver the Estimated Third Party Expenses Letter to Parent concurrently with the Estimated Closing Balance Sheet.

      5.5 PUBLIC DISCLOSURE. Unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent regarding the subject matter of this Agreement prior to release. Any public announcement by Parent regarding the subject matter of this Agreement shall be delivered to the Company prior to release.

      5.6 CONSENTS. The Company shall use its best efforts to obtain the consents, waivers, assignments and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Disclosure Schedule) so as to preserve all rights of, and benefits to, the Company thereunder.

      5.7 FIRPTA COMPLIANCE. On the Closing Date, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.  1445-2(c)(3).

      5.8 REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

      5.9 NOTIFICATION OF CERTAIN MATTERS. The Company and the Principal Shareholders shall give prompt notice to Parent of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or the Principal Shareholders, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (ii) any failure of the Company or the Principal Shareholders, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5. 9 shall not limit or otherwise affect any remedies available to the party receiving such notice. No disclosure by the Company or the Principal Shareholders pursuant to this Section 5.9, however, shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

      5.10 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

      5.11 EMPLOYEE PLANS. The Company and Parent shall use good faith efforts to determine which Employee Plans of Company shall be terminated prior to Closing Date .

      5.12 EMPLOYEE BENEFITS. Each employee of the Company who remains an employee of Parent after the Effective Time shall be eligible, upon completion of Parent's standard employee background and reference check, upon proof of appropriate employment authorization from the U. S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States, to receive salary and benefits (such as medical benefits, bonuses, 401(k) and stock options) consistent with Parent's standard human resource policies.

      5.13 RULE 145 AFFILIATE AGREEMENTS. Schedule 5. 13 sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person a "RULE 145 AFFILIATE") promulgated under the Securities Act ("RULE 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall deliver or cause to be delivered to Parent, concurrently with the execution of this Agreement (and in any case prior to the Effective Time) from each of the Rule 145 Affiliates of the Company, an executed agreement ("RULE 145 AFFILIATE AGREEMENT") in the form attached hereto as Exhibit G. Parent and Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Rule 145 Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Rule 145 Affiliate Agreements.

      5.14 NO ACTIONS INCONSISTENT WITH TAX-FREE REORGANIZATION. The Company, Parent and Merger Sub shall (and, following the Effective Time, Parent shall cause the Company to) take no action with respect to the Capital Stock, assets or liabilities of the Company that would cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

      5.15 NASDAQ LISTING. Parent agrees to authorize for listing on the Nasdaq National Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

      5.16 FORM S-8. Parent shall file a registration statement on Form S-8 to register shares of Parent Common Stock issuable upon exercise of assumed Company Options (other than Company Options in the form of warrants or other investments issued pursuant to arrangements that are not eligible for registration on Form S-8) within 90 days after the Closing Date.

      5.17 ESTIMATED BALANCE SHEET AND CLOSING BALANCE SHEET. Not fewer than three days prior to the Closing, the Company shall deliver to Parent the Estimated Balance Sheet. Not more than 10 business days after the Effective Time, Parent shall prepare, in good faith, a balance sheet of the Company dated as of the closing (the "Closing Balance Sheet"). To the extent that (A) the dollar amount of the Net Assets in the Closing Balance Sheet is less than the Estimated Net Assets and therefore were not deducted from the Total Consideration, or (B) there are Third Party Expenses that exceed the greater of
(A) $200,000 or (B) Estimated Third Party Expenses, Parent shall be entitled to recover the amount of such difference in dollar amount from the Escrow Fund as a Loss in accordance with the procedures set from in Section 7.3, without regard to the Basket Amount (as defined in Section 7.3).

      5.18 ISSUANCE OF OPTIONS. Parent agrees that it shall issue options to purchase an aggregated of not fewer than 200,000 shares of Parent Common Stock, pursuant to option agreements in the Parent's standard form (the "Options") upon or promptly after the Effective Date to certain Company employees who commence employment with Parent after the Effective Date. The Options shall have an exercise price equal to the fair market value of the date of grant, and be subject to Parent's customary vesting schedule with a vesting commencement date not later than the Effective Date.

      5.19 CREDIT FACILITY. In the event that (i) this Agreement is still in full force and effect, and (ii) the Closing has not occurred on or before December 31, 1999, then Parent shall provide the Company with a secured credit facility, on arms-length commercial terms, for up to an aggregate of $250,000 per month thereafter, up to a cumulative aggregate of $500,000. If this Agreement terminates in accordance with its terms, then any principal and interest owed to the Parent shall be repaid to the Parent in full not later than 180 days after the date of such termination, provided, however, that the Company may prepay at any time without penalty.

      5.20 TERMINATION, WAIVER AND RELEASE OF EMPLOYMENT AGREEMENTS. The Company shall use its best efforts to provide that its employees listed on
Schedule 5.20 enter into Parent offer letter agreements as provided by Parent to the Company not more than 10 business days after the date hereof (the "Parent Offer Letter Agreements").

                                     ARTICLE VI

                              CONDITIONS TO THE MERGER

      6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) COMPANY SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the Shareholders of Company.

            (b) REGISTRATION STATEMENT EFFECTIVE; PROXY STATEMENT. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

            (c) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

            (d) NASDAQ LISTING. The shares of Parent Common Stock issuable to the Shareholders of Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

      6.2   CONDITIONS TO OBLIGATIONS OF COMPANY AND THE PRINCIPAL
SHAREHOLDERS. The obligations of the Company and the Principal Shareholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time; provided however that the failure to satisfy this condition shall only be met if the cumulative failure of such representations and warranties being true and correct shall constitute a Parent Material Adverse Effect, and each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by it as of the Effective Time.

            (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (c) NO MATERIAL ADVERSE CHANGE. There shall not have occurred any Parent Material Adverse Effect since the date of this Agreement.

            (d) CERTIFICATE OF THE PARENT. Company shall have been provided with a certificate executed on behalf of Parent by an Executive Vice President to the effect that, as of the Effective Time the conditions set forth in Section 6.2(a) are true and have been satisfied.

      6.3 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

            (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company and the Principal Shareholders in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of the Effective Time; provided however that the failure to satisfy this condition shall only be met if the cumulative failure of such representations and warranties being true and correct shall constitute a Company Material Adverse Effect; provided further, however, that any failure of Section B 2.13(a)-(m) of Section (Intellectual Property) to be true and correct shall automatically be deemed to be a Company Material Adverse Effect for purposes of this Section 6.3(a), and the Company and the Principal Shareholders shall have performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the Effective Time.

            (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

            (c) CLAIMS. There shall not have occurred any claims (whether or not asserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or may have a Company Material Adverse Effect. There shall be no BONA FIDE action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Parent, Sub or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

            (d) THIRD PARTY CONSENTS. Any and all consents, waivers, assignments and approvals listed in Section 2.6 of the Disclosure Schedule shall have been obtained.

            (e) LEGAL OPINION. Parent shall have received a legal opinion from Law Office of Robert D. Cochran, legal counsel to the Company, substantially in the form of EXHIBIT E hereto.

            (f) NONCOMPETITION AGREEMENTS; AT-WILL EMPLOYMENT; TERMINATION, WAIVER AND RELEASE OF EMPLOYMENT AGREEMENTS. Andy Lee and Lung Tsai shall have executed and delivered to Parent a Noncompetition Agreement substantially in the form attached hereto as EXHIBIT F and both of such Noncompetition Agreements shall be in full force and effect. In addition Andy Lee and Lung Tsai and each of the Key Employees shall have entered into "at-will" employment arrangements reasonably satisfactory to Parent, upon proof of appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State reflecting a right to work in the United States, and subject to and in compliance with Parent's standard human resources policies and procedures.

            (g) NO MATERIAL ADVERSE CHANGES. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect since the date of this Agreement.

            (h) ESTIMATED BALANCE SHEET. Parent shall have received from the Company at least three business days prior to the Closing Date a balance sheet of the Company as of the Closing Date certified as to correctness by the Company and the Principal Shareholders.

            (i) SHAREHOLDER APPROVAL; DISSENTERS. Shareholders holding at least ninety-five percent (95%) of the Company's Capital Stock shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby (i.e., no shareholder shall have exercised appraisal rights under California law). Shareholders shall have approved by the requisite vote any amounts of the Total Consideration received or to be received in exchange for Company Capital Stock that may be deemed to constitute "parachute payments" pursuant to Section 280G of the Code, such that all such payments, sales and purchases resulting from the transactions contemplated hereby shall not be deemed to be "parachute payments" pursuant to Section 280G of the Code or shall be exempt from such treatment under such Section of the Code.

            (j) AFFILIATE AGREEMENTS. Each Rule 145 Affiliate of the Company shall have entered into a Rule 145 Affiliate Agreement and each of such agreements will be in full force and effect as of the Effective Time.

            (k) OPINIONS OF ACCOUNTANTS. Parent shall have received (i) from PricewaterhouseCoopers LLP, independent auditors for the Company, a copy of a letter addressed to the Company dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that PricewaterhouseCoopers LLP concurs with Company management's conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a "pooling-of-interests" and (ii) from PricewaterhouseCoopers LLP, independent accountants for Parent, a letter dated as of the Closing Date in substance reasonably satisfactory to Parent (which may contain customary qualifications and assumptions) to the effect that PricewaterhouseCoopers LLP concurs with Parent management's conclusion that no conditions exist related to Parent that would preclude Parent from accounting for the Merger as a "pooling-of-interests."

            (l) CERTIFICATE OF THE COMPANY AND PRINCIPAL SHAREHOLDERS. Parent shall have been provided with a certificate executed by the Principal Shareholders and executed on behalf of the

Company by its Chief Executive Officer to the effect that, as of the Effective Time the conditions set forth in Section 6.3(a), (c), (d) and (i) are true and have been satisfied.

                                    ARTICLE VII

            SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Principal Shareholders' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate on the third anniversary of the Closing Date; provided, however, that the representations and warranties set forth in Section 2.3 shall survive the Closing and continue in perpetuity and the representations and warranties relating or pertaining to any Tax or Returns related to such Tax set forth in Section 2.10 hereof, shall survive until 30 days following the expiration of all applicable statutes of limitations, or extensions thereof, governing each Tax or Returns related to such Tax. All of the Parent's and Sub's representations and warranties contained herein or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time.

      7.2 INDEMNIFICATION. The Company and the Principal Shareholders agree severally, and not jointly, and with respect to the Principal Shareholders, in pro rata proportion relative to the aggregate consideration received by the Principal Stockholders, to indemnify and hold Parent and its officers, directors and affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") incurred by Parent, its officers, directors, or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company or the Principal Shareholders contained in this Agreement or (ii) any failure by the Company or the Principal Shareholders to perform or comply with any covenant contained in this Agreement. The Shareholders shall not have any right of contribution from the Company with respect to any Loss claimed by an indemnified party after the Effective Time, however, in no event shall any Principal Shareholder be liable for an amount in excess of the value of the consideration which such Principal Shareholder received in connection with the Merger.

      7.3   ESCROW ARRANGEMENTS.

            (a)   ESCROW FUND. As security for the indemnity provided for in
Section 7.2 hereof and by virtue of this Agreement and the Merger Agreement, the Company and the Shareholders will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (as defined below) (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Amount) without any act of the Company or any Shareholders. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any Shareholders, will be deposited with

U.S. Bank Trust, N.A. (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.3(g) below)) as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such latter execution shall not affect the binding nature of this Agreement as of the date hereof among the signatories hereto. Nothing herein shall limit the liability of the Company for any breach of any representation, warranty, or covenant contained in this Agreement if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d)(i) below) identifying Losses, in excess of $100,000 (the "Basket Amount") have been delivered to the Escrow Agent as provided in paragraph (d) below, in which case Parent shall be entitled to recover all Losses including the Basket Amount; PROVIDED, HOWEVER, with respect to each of: (i) Third Party Expenses in excess of the greater of (A) Estimated Third Party Expenses or (B) $200,000, and (ii) Net Assets as of the Closing Date less than the lesser of (A) Estimated Net Assets or (B) $250,000, each as determined from the Closing Balance Sheet and therefore not previously deducted from the Total Consideration, the aforementioned $100,000 Basket Amount shall not be applicable for purposes of claims of Losses against the Escrow Amount.

            (b) ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIODS. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., P.S.T., on the date of the issuance by Parent's independent auditors of a signed report in respect of Parent's audited financial statements for the fiscal year ending February 29, 2000. (the "ESCROW PERIOD"); provided that the Escrow Period shall not terminate with respect to such remaining portion of the Escrow Fund (or some portion thereof) that in the reasonable judgement of Parent, subject to the objection of the Securityholder Agent (as defined below) and the subsequent arbitration of the matter in the manner provided in Section 7.3(f) hereof, is necessary to satisfy (x) any then pending unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the termination of the Escrow Period and (y) any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved and all Third Party Expenses and Net Liabilities have been paid pursuant to
Section 5.4 and Section 5.17 hereof, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund not required to satisfy such claims and Third Party Expenses and any shortfall of Net Assets. Deliveries of Escrow Amounts to the Shareholders pursuant to this Section 7.3(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

            (c)   PROTECTION OF ESCROW FUND.

                  (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                  (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock, if any, shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                  (iii) Each Shareholder shall have voting rights and the right to distributions of dividends with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Shareholders (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock). As the record holder of such shares, the Escrow Agent shall vote such shares in accordance with the instructions of the Shareholders having the beneficial interest therein and shall promptly deliver copies of all proxy solicitation materials to such Shareholders. Parent shall show the Parent Common Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

            (d)   CLAIMS UPON ESCROW FUND.

                  (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentations, breach of warranty or covenant to which such items is related, the Escrow Agent shall, subject to the provisions of Section 7.3(e), deliver to Parent out of the Escrow Fund as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                  (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.3(b) and 7.3(d)(i) hereof, the shares of Parent Common Stock shall be valued at the Trading Price.

            (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.3(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.3(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

            (f)   RESOLUTION OF CONFLICTS; ARBITRATION.

                  (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                  (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Securityholder Agent. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Securityholder Agent cannot mutually agree on one arbitrator, Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.3(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                  (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Contra Costa County,

California under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

            (g)   SECURITYHOLDER AGENT OF THE SHAREHOLDERS; POWER OF ATTORNEY.

                  (i) In the event that the Merger is approved, effective upon such vote, and without further act of any Shareholders, Lung Chin Tsai shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each Shareholder of the Company, for and on behalf of Shareholders, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Shareholders.

                  (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

            (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Shareholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

            (i) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent and the Shareholders of the Company shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

            (j)   ESCROW AGENT'S DUTIES.

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                  (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                  (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                  (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                  (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

                  (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Parent and the Securityholder Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

            (k) FEES. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Parent promises to pay these sums upon demand.

                                    ARTICLE VIII

                         TERMINATION, AMENDMENT AND WAIVER

      8.1 TERMINATION. Except as provided in Section 8. 2, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective
Time:

            (a)   by mutual consent of the Company and Parent;

            (b) by Parent or the Company if: (i) the Effective Time has not occurred by February 29, 2000, PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

            (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's or Sub's ownership or operation of any portion of the business of the Company or
(ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

            (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Principal Shareholders and such breach has not been cured within ten (10) calendar days after written notice to the Company; PROVIDED, HOWEVER, that, no cure period shall be required for a breach which by its nature cannot be cured; PROVIDED FURTHER, HOWEVER, that a breach or breaches of representations or warranties must constitute a Company Material Adverse Effect for this termination right to arise;

            (e) by the Company if neither it nor any Principal Shareholder nor any Key Employee is in material breach of their respective obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Sub and such breach has not been cured within ten (10) calendar days after written notice to Parent; PROVIDED, HOWEVER, that no cure period shall be required for a breach which by its nature cannot be cured; PROVIDED FURTHER, HOWEVER, that a breach or breaches of representations and warranties must constitute a Parent Material Adverse Effect for this termination right to arise;

            (f) by Parent or Sub if an event having a Company Material Adverse Effect shall have occurred after the date of this Agreement; or

            (g) by Company if an event having a Parent Material Adverse Effect shall have occurred after the date of this Agreement.

      8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8. 1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company, or their respective officers, directors or Shareholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; provided further that, the provisions of Sections 5.3, 5.4(a) and 5.5, Article IX and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement.

      8.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Parent, Sub, the Company and the Principal Shareholders.

      8.4 EXTENSION; WAIVER. At any time prior to the Effective Time, Parent and Sub, on the one hand, and the Company and the Principal Shareholders, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                     ARTICLE IX

                                 GENERAL PROVISIONS

      9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), PROVIDED, HOWEVER, that notices sent by mail will not be deemed given until received:

            (a)   if to Parent or Sub, to:

                  Intraware, Inc.
                  25 Orinda Way, Suite 101
                  Orinda, CA 94563
                  Attn: Donald M. Freed, Executive Vice President and Chief Financial Officer
                         Mark Long, Vice President, Strategic Development
                  Telephone No.: (925) 253-4500
                  Facsimile No.: (925) 253-6590

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, California 94304
                  Attention:  David J. Segre, Esq.
                              Adam R. Dolinko, Esq.
                  Telephone No.: (650) 493-9300
                  Facsimile No.: (650) 493-6811

            (b)   if to the Company, to

                  Internet Image, Inc.
                  39560 Stevenson Place, Suite 119
                  Fremont, CA  94539
                  Attn:  Lung Tsai
                  Telephone No.:  (510) 739-2030
                  Facsimile No.:  (510) 739-0703

                  with a copy to:

                  Law Office of Robert D. Cochran
                  2105 Woodside Road
                  Woodside, CA  94062
                  Attention: Robert D. Cochran, Esq.
                  Telephone No.: (650) 298-9901
                  Facsimile No.: (650) 298-9902

            (c)   if to the Principal Shareholders, to:

                  Andy Lee
                  340 Ohlones Street
                  Fremont, CA 94539
                  Telephone No.:___________
                  Facsimile No.:____________

                  TSAI FAMILY TRUST U/D/T dated May 20, 1998
                  Attn:  Lung Chin Tsai and Ling Chu Tsai
                  7050 Foothill Road
                  Pleasanton, CA 94566
                  Telephone No.:___________
                  Facsimile No.:____________

                  Lung Chin Tsai
                  7050 Foothill Road
                  Pleasanton, CA 94566
                  Telephone No.:___________
                  Facsimile No.:____________

                  Chao Pin Wang
                  4f, 82 Liu-Chou Street
                  Taipei, Taiwan, R.O.C.
                  C/o 7050 Foothill Road
                  Pleasanton, CA 94566
                  Telephone No.:___________
                  Facsimile No.:____________

            (d)   If to the Escrow Agent, to:

                  U.S. Bank Trust, N.A.
                  One California Street, 4th Floor
                  San Francisco, CA 94111
                  Attention: Ann Gadsby
                  Telephone No.: (415) 273-4532
                  Facsimile No.: (415) 273-4593

            (e)   If to the Securityholder Agent, to:

                  Lung Chin Tsai
                  7050 Foothill Road
                  Pleasanton, CA 94566
                  Telephone No.:___________
                  Facsimile No.:____________

      9.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      9.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Confidential Disclosure Agreement between the Company and Parent and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned (other than by operation of law), except that Parent and Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

      9.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      9.6 OTHER REMEDIES; SPECIFIC PERFORMANCE. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Contra Costa County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. Each of parent, company and merger sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of parent, company or merger sub in the negotiation, administration, performance and enforcement hereof.

      9.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

      9.9 ATTORNEYS FEES. If any action or other proceeding relating to the enforcement of any provision of this Agreement is brought by any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     IN WITNESS WHEREOF, Parent, Sub, the Company and the Principal Shareholders have caused this Agreement to be signed, all as of the date first written above.

INTRAWARE, INC.                    INTERNET IMAGE, INC.

By:  /s/ Peter H. Jackson          By:   /s/ Andy Lee       /s/ Lung C. Tsai
     --------------------------         -------------       ----------------

Name:  Peter H. Jackson            Name:Andy Lee            Lung C. Tsai

Title:  CEO                        Title:  President & CTO  CEO

TANGO ACQUISITION CORP.            PRINCIAPL SHAREHOLDERS:

By:  /s/ Donald M. Freed           /s/ Chao Ping Wang
     --------------------------    --------------------------------------------
     Donald M. Freed               Chao Ping Wang
     President, Chief Executive
     Officer, Chief Financial
     Officer and Secretary         /s/ Lung Tsai
                                   --------------------------------------------
                                   Lung Tsai

ESCROW AGENT:                      /s/ Lung Tsai
                                   --------------------------------------------
                                   Lung Chin Tsai and Ling Chu Tsai, Trustees of
                                   The TSAI FAMILY TRUST U/D/T dated May
By:                                20, 1998
     --------------------------

Name:

Title:

SECURITYHOLDER AGENT:

By: /s/ Lung Tsai
   ----------------------------
        Lung Tsai


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